                                                                    EXHIBIT 4.15

                JUNIOR COLLATERAL PLEDGE AND SECURITY AGREEMENT



                           Dated as of June 15, 2001



                                    Between
                                    -------



                            EARTHWATCH INCORPORATED



                                  as grantor
                                  -- -------


                                      and


                             THE BANK OF NEW YORK


                              as collateral agent
                              -- ---------- -----

                JUNIOR COLLATERAL PLEDGE AND SECURITY AGREEMENT

          JUNIOR COLLATERAL PLEDGE AND SECURITY AGREEMENT, dated as of June 15, 2001 (this "Agreement"), made by EarthWatch Incorporated (the "Company"), a Delaware corporation having its principal office at 1900 Pike Road, Longmont Colorado 80501, in favor of The Bank of New York, a New York banking corporation, having its principal corporate trust office at 101 Barclay Street, Floor 21 West, New York, New York 10286 in its capacity as collateral agent (referred to herein as the "Collateral Agent") for itself and for the ratable benefit of the Series A Preferred Stockholders and the Series B Preferred Stockholders referred to below.

                                  BACKGROUND

          A. The Company has entered into the Recapitalization Agreement dated as of April 2, 2001 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Recapitalization Agreement") among the Company, Morgan Stanley & Co., Incorporated, and the other parties thereto.

          B. The Company has assigned, pledged and granted a security interest in all of its right, title and interest in and to the QuickBird 2 Insurance in favor of The Bank of New York, as collateral agent (the "First Priority Pledge Collateral Agent") for the holders of the 13% Notes and the Vendor, pursuant to a Collateral Pledge and Security Agreement dated as of the date hereof (the "First Priority Pledge Agreement").

          C. Pursuant to Section 5.4 of the Recapitalization Agreement, the Company is required to cause the QuickBird 2 Insurance to be assigned, pledged and transferred to the Collateral Agent, as security for the Series A Preferred Stock Obligations and the Series B Preferred Stock Obligations.

          D. The assignment, pledge and security interest granted hereunder is to be junior to the assignment, pledge and security interests created under the First Priority Pledge Agreement.

          E. It is the intent of the parties that any distributions in respect of the Collateral, including any distributions in respect of payments to the Collateral Agent under the QuickBird 2 Insurance shall be distributed in accordance with Section 8(d) hereof.

          NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Company, the Company hereby covenants and agrees with, and (in Section 4 below) represents and warrants to the Collateral Agent for the benefit of the Secured Parties as follows:

          Section 1. Defined Terms. Capitalized terms that are used herein and
                     -------------
not otherwise defined herein shall have the meanings ascribed to such terms in the 13% Notes Indenture and the Recapitalization Agreement; provided, however, that if such a term is defined in both such documents, the definition contained in the Recapitalization Agreement shall govern. In addition to the terms defined in the introductory and background paragraphs of this Agreement, the following terms shall have the meanings indicated below:

               "Collateral" means all of the following, whether now owned or hereafter acquired:

               (i)    the QuickBird 2 Insurance;

               (ii) all accounts, contract rights, instruments, investment property and general intangibles in respect of the QuickBird 2 Insurance, including without limitation any premiums, unearned premiums and premium refunds; and

               (iii) to the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and proceeds, issues, returns, rents, profits and products of, each of the foregoing.

               "Collateral Agent Expenses" means the costs and expenses incurred by the Collateral Agent in connection with the sale or other disposition of the Collateral and any and all other fees, expenses or other amounts payable to the Collateral Agent and its agents pursuant to this Agreement, including, without limitation, expenses of the Collateral Agent and its agents, including the fees and expenses of its outside counsel and internal counsel, and all expenses, liabilities and advances made or incurred by the Collateral Agent in connection therewith or pursuant to Section 7 hereof and amounts payable pursuant to
Section 17 hereof.

               "Event of Default" means a failure by the Company to comply with any Series A Preferred Stock Obligation or Series B Preferred Stock Obligation or any default by the Company of any obligation hereunder.

               "Excess Proceeds Distributions" shall have the meaning ascribed to such term in Section 8(d) hereof.

               "Filing Offices" means (i) the Secretary of State of Delaware and
(ii) the Secretary of State of Colorado.

               "First Priority Secured Obligations" means the "Secured Obligations" under and as defined in the First Priority Pledge Agreement.

               "Officer" means, with respect to the Company, (i) the Chairman of the Board, the Chief Executive Officer, the President or any other Director of the Company or (ii) the Chief Financial Officer, the Treasurer or any Assistant Treasurer, the Company Secretary or any Company Assistant Secretary.

               "Officers' Certificate" means a certificate signed by one Officer listed in clause (i) of the definition thereof and one Officer listed in clause
(ii) of the definition thereof; provided, however, that any such certificate may
                                --------  -------
be signed by any two of the Officers listed in clause (i) of the definition thereof in lieu of being signed by one Officer listed in clause (i) of the definition thereof and one Officer listed in clause (ii) of the definition thereof.

               "Opinions of Counsel" means written opinions substantially in the forms set forth in Exhibits I-1 and I-2 to the Recapitalization Agreement.

               "Permitted Insurance Modification" means the following particular specified amendments and modifications to the QuickBird 2 Insurance:

               (a) amendments and modifications to cure any ambiguity, defect or inconsistency in the QuickBird 2 Insurance or to increase the rights and benefits in favor of the Collateral Agent in respect of the QuickBird 2 Insurance; provided that such amendments or modifications
                                -------------
         shall not, directly or indirectly, adversely affect the interests of the Collateral Agent or any other Secured Party in any material respect:

               (b) amendments and modifications to the launch schedule set forth in the declarations section of the QuickBird 2 Insurance; and

               (c) amendments and modifications in the "Definitions" section of the QuickBird 2 Insurance which only amend or modify the definitions of the specific defined terms set forth on Schedule II attached hereto or substantially equivalent defined terms in the QuickBird 2 Insurance.

               "Permitted Lien" means the Liens created under or evidenced by, the First Priority Pledge.

               "Proceeds" means "proceeds," as such term is defined in Section 9-306(1) of the UCC, and, in any event, shall include, without limitation, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Company or the Collateral Agent from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to the Company from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority), and (iii) any and all other amounts from time to time paid or payable in respect of any of the Collateral.

               "Proceeds Distributions" shall have the meaning ascribed to such term in Section 8(d) hereof.

               "QuickBird 2 Insurance" means the insurance policy or policies and any placement slips relating to the Company's "QuickBird 2" satellite, in substantially the form or forms attached as Exhibit A hereto, as such policy or policies or placement slips may from time to time be amended, modified, supplemented or replaced.

               "Returned Insurance Premiums" shall have the meaning ascribed to such term in Section 8(g) hereof.

               "Secured Obligations" means, collectively, the Series A Preferred Stock Obligations and the Series B Preferred Stock Obligations.

               "Secured Parties" means the Collateral Agent, the Series A Preferred Stockholders and the Series B Preferred Stockholders.

               "Series A Preferred Stockholders" means the holders from time to time of the Series A Preferred Stock.

               "Series A Preferred Stockholders' Representative" means any representative for the Series A Preferred Stockholders, as notified in writing from time to time to the Collateral Agent and the Company.

               "Series B Preferred Stockholders" means the holders from time to time of the Series B Preferred Stock.

               "Series B Preferred Stockholders' Representative" means any representative for the Series B Preferred Stockholders, as notified in writing from time to time to the Collateral Agent and the Company.

               "Series A Preferred Stock Obligations" means the obligations of the Company under Article IV, Section B.5(b) of the Company's Certificate of Incorporation.

               "Series B Preferred Stock Obligations" means the obligations of the Company under Article IV, Section C.5(b) of the Company's Certificate of Incorporation.

               "Termination Date" means the latest scheduled date of termination of any insurance policy with respect to the QuickBird 2 Insurance; provided that
                                                                   -------- ----
there has been no event of loss under the QuickBird 2 Insurance or other event causing payment under the QuickBird 2 Insurance.

               "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, in the
                                                     --------  -------
event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Collateral Agent's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

               Section 2. Assignment and Grant of Security Interest; Priority.
                          ---------------------------------------------------
(a) As collateral security for the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of, and the performance of, all of the Secured Obligations, the Company hereby assigns, conveys, mortgages, pledges, hypothecates and transfers to the Collateral Agent, and hereby grants to the Collateral Agent, for itself and the ratable benefit of the Secured Parties, a continuing security interest in all of the Company's right, title and interest in, to and under the Collateral. This Agreement secures the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all the Secured Obligations ratably.

               (b) The assignment, conveyance, mortgage, pledge, hypothecation, transfer and security interests created hereby shall be junior to the assignment, conveyance, mortgage, pledge, hypothecation, transfer and security interests created pursuant to the First Priority Pledge

Agreement. Neither the Company nor the Collateral Agent shall take any action inconsistent with this Section 2(b).

               (c)  Notwithstanding anything herein to the contrary:

               (i) in the event that the Collateral Agent shall receive any proceeds in respect of the Collateral (including, without limitation, any payment under or in respect of the QuickBird 2 Insurance) (other than pursuant to Section 8(d)Finally of the First Priority Pledge
                                      -------
         Agreement) before all of the First Priority Secured Obligations are indefeasibly paid in full in cash, then and in such event the Collateral Agent shall forthwith pay over and deliver to the First Priority Pledge Collateral Agent all of such proceeds for application to the payment of the First Priority Secured Obligations in accordance with the terms of the First Priority Pledge Agreement; and

               (ii) until the First Priority Secured Obligations are indefeasibly paid in full in cash, the Collateral Agent shall not exercise any legal remedy or take any action hereunder to exercise or enforce any assignment, conveyance, mortgage, pledge, hypothecation, transfer or security interest created by this Agreement.

               Section 3. Rights of the Collateral Agent; Limitations on the
                          --------------------------------------------------
Collateral Agent's Secured Obligations. (a) It is expressly agreed by the
--------------------------------------
Company that, anything herein to the contrary notwithstanding, the Company shall remain liable under each of its contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder and the Company shall perform all of its duties and obligations thereunder, all in accordance with and pursuant to the terms and provisions of each such contract. Neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any contract by reason of or arising out of this Agreement or the granting of a security interest in any contract (including the QuickBird 2 Insurance) to the Collateral Agent or the receipt by the Collateral Agent or any other Secured Party of any payment relating to any such contract pursuant hereto, nor shall the Collateral Agent nor any other Secured Party be required or obligated in any manner to perform or fulfill any of the obligations of the Company under or pursuant to any contract, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any contract, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

               (b) The Company hereby authorizes the Collateral Agent to collect directly from any Person any proceeds in respect of the Collateral , including, without limitation, any payments under or in respect of the QuickBird 2 Insurance. In the event that the Company receives any amount or other proceeds in respect of the QuickBird 2 Insurance or other Collateral from the relevant
insurance   company or any other Person other than the Collateral Agent in accordance with this Agreement, the Company shall, subject to the terms of the First Priority Pledge Agreement, cause such amounts to be held in trust for the benefit of the Collateral Agent and immediately turned over to the Collateral Agent in the same form received with appropriate endorsements.

                  Section 4.  Representations and Warranties. The Company hereby
                              ------------------------------
represents and warrants to the Collateral Agent, as of the date hereof, as follows:

                  (a) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or statute or the organizational documents of the Company or any material agreement or other material instrument binding upon the Company or any of its subsidiaries or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries, or result in the creation or imposition of any Lien on any assets of the Company, except for the security interests granted under this Agreement; no consent, approval, authorization or order of, or qualification with, or other action by, any governmental or regulatory body or agency or any third party is required (i) for the execution, delivery or performance by the Company of this Agreement, (ii) for the grant by the Company of the security interest granted hereby, for the assignment and pledge by the Company of the Collateral pursuant to this Agreement, (iii) for the perfection and maintenance of the assignment, pledge and security interest created hereby, or (iv) except for any such consents, approvals, authorizations or orders required to be obtained by the Collateral Agent (or the Secured Parties) for reasons other than the consummation of the transactions contemplated by the Recapitalization Agreement, for the exercise by the Collateral Agent of the rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement.

                  (b) This Agreement has been duly authorized, validly executed and delivered by the Company and assuming the due authorization, execution and delivery thereof by the Collateral Agent, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as (i) the enforceability hereof may be limited by bankruptcy, insolvency, fraudulent conveyance, preference, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting creditors' rights or remedies generally, (ii) the availability of equitable remedies may be limited by equitable principles of general applicability, (iii) the exculpation provisions and rights to indemnification hereunder may be limited by pub public policy considerations and (iv) the waiver of rights and defenses contained in
Section 8(c) or Section 11 may be limited by applicable law.

                  (c) There are no legal or governmental proceedings pending or, to the best of the Company's knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any such subsidiary is subject that would materially adversely affect the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

                  (d) The Company is the sole owner of each item of the Collateral in which it purports to grant a security interest hereunder, having good title thereto, free and clear of any and all Liens, except for the Permitted Lien and the assignment, security interest and other rights granted pursuant to this Agreement.

                  (e) To the Company's knowledge, no effective security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed by the Company in favor of the Collateral Agent pursuant to this Agreement or in favor of the First Priority Pledge Collateral Agent pursuant to the First Priority Pledge Agreement.

                  (f) The Company's place of business (or the chief executive office if it has more than one place of business), the places where its records concerning the Collateral are kept is set forth on Schedule I attached hereto.

                  (g) True and correct copies of the policies relating to the QuickBird 2 Insurance are attached as Exhibit A hereto, which policies are in full force and effect.

                  (h) Upon the occurrence of (i) the execution and delivery of this Agreement by the Collateral Agent and the Company, (ii) the procurement of the QuickBird 2 Insurance in accordance with this Agreement, (iii) the filing of a copy of this Agreement with the Filing Offices, (iv) the filing of a UCC financing statement describing the Collateral with the Filing Offices, (v) the delivery, in accordance with Section 5(a)(ii), to the Collateral Agent of the original insurance policy in respect of the QuickBird 2 Insurance, (vi) the notation, in accordance with Section 5(a)(ii), of the Collateral Agent as sole loss payee under the insurance policy in respect of the QuickBird 2 Insurance and (vii) receipt by the Collateral Agent of a consent and acknowledgement by each insurance company issuing the QuickBird 2 Insurance to the security interests created he hereby, such consent and acknowledgment either to be contained in the relevant insurance policy or to be in the form of Exhibit C hereto (with such modifications as the Collateral Agent agrees), the Collateral Agent shall have a first priority, perfected security interest in the Collateral, free and clear of any and all Liens.

                  Section 5. Covenants. The Company covenants and agrees with
                             ---------
the Collateral Agent that from and after the date hereof and until the Secured Obligations are fully and indefeasibly satisfied in cash or the Termination Date otherwise occurs:

                  (a) Further Documentation; Pledge of Instruments. (i) At any
                      --------------------------------------------
time and from time to time, at the sole expense of the Company, the Company will promptly and duly execute and deliver any and all such further instruments and documents and take such further action as may be necessary and desirable to obtain the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, securing all consents and approvals necessary or appropriate for the assignment of, or grant of a security interest in, the QuickBird 2 Insurance (or any other contract constituting Collateral held by the Company or in which the Company has any rights not heretofore assigned) to the Collateral Agent, the execution and filing of any financing or continuation statements under the UCC or any other required filings with respect to the Liens, assignments and security interests granted hereby and the delivery
to the Collateral Agent of any Collateral constituting   instruments or
investment securities under the UCC. Without limiting the foregoing, the Company will perform all acts as may be necessary or desirable to create and maintain in favor of the Collateral Agent a security interest in the Collateral. To the extent permitted by applicable law, the Company authorizes the Collateral Agent to sign any financing or continuation statement instead of the Company.

                  (ii) Immediately following the earlier of termination of the First Priority Pledge Agreement and indefeasible payment in full in cash of the First Priority Secured Obligations (by application of collateral therefor or otherwise), the Company shall (i) deliver to the Collateral Agent the original insurance policy in respect of the QuickBird 2 Insurance and (ii) use its best efforts to cause the Collateral Agent to be noted as sole loss payee under the insurance policy in respect of the QuickBird 2 Insurance.

                  (b) Limitation on Liens on Collateral. The Company will not
                      ---------------------------------
create, permit or suffer to exist, and will defend the Collateral against and take such other action as is necessary to remove, any Lien on the Collateral (other than the Permitted Lien and the Lien in favor of the Collateral Agent created hereby), and will defend the right, title and interest of the Collateral Agent in and to any of the Company's rights in the Collateral and in and to the Proceeds thereof constituting Collateral against the claims and demands of all Persons whomsoever.

                  (c) Maintenance of Insurance. The Company shall take all
                      ------------------------
actions necessary to continue the QuickBird 2 Insurance in full force and effect (including payment of all premiums) and, after the earlier of termination of the First Priority Pledge Agreement and indefeasible payment in full in cash of the First Priority Secured Obligations, to cause the Collateral Agent to be the sole loss payee on the QuickBird 2 Insurance.

                  (d) Limitations on Disposition. The Company will not sell,
                      --------------------------
assign, lease, transfer or otherwise dispose of any of the Collateral or any interest therein to any Person other than the Collateral Agent and the First Priority Collateral Agent under the terms of the First Priority Pledge Agreement.

                  (e) Notices. The Company will advise the Collateral Agent
                      -------
promptly in writing, in reasonable detail, (i) of any material Lien or claim made or asserted against any of the Collateral (other than the Permitted Lien),
(ii) of any material change in the composition of the Collateral, (iii) of any claim under the QuickBird 2 Insurance or any event causing the payment of any sums (including return of premium) in respect of the QuickBird 2 Insurance and
(iv) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or in the security interests created hereunder. The Company will promptly provide the Collateral Agent with copies of any and all notices received from or provided to any insurance company or agent in respect of the QuickBird 2 Insurance. Without limiting the generality of the foregoing, the Company will promptly provide the Collateral Agent, the Series A Preferred Stockholders' Representative and the Series B Preferred Stockholders' Representative with any information regarding the QuickBird 2 Insurance as such Person shall reasonably request.

                  (f) QuickBird 2 Insurance. The Company shall not permit any
                      ---------------------
amendment, modification or termination of the QuickBird 2 Insurance, or any settlement in respect of any claim thereunder, without the written consent of the Collateral Agent. The Company shall comply with all terms and conditions of the QuickBird 2 Insurance and will act promptly and diligently in the enforcement of all rights, the protection of all benefits and the prosecution of any claims under the QuickBird 2 Insurance. In respect of the QuickBird 2 Insurance, the Company shall not permit there to be (i) any loss payee, other than the First Priority Pledge Collateral Agent and, after the earlier of termination of the First Priority Pledge Agreement and indefeasible payment in full in cash of the First Priority Secured Obligations, the Collateral Agent or
(ii) any insured party or additional insured party, other than the Company. On and after the earlier of termination of the First Priority Pledge Agreement and indefeasible payment in full in cash of the First Priority Secured Obligations, the Company shall not permit there to be any original policy in respect of the QuickBird 2 Insurance other than any such original which is delivered to the Collateral Agent.

               (g) Continuous Perfection. The Company will not change its name,
                   ---------------------
identity or corporate structure in any manner which might make any financing or continuation statement filed in connection herewith misleading within the meaning of Section 9-402(7) of the UCC (or any other then applicable provision of the UCC) unless the Company shall have given the Collateral Agent at least 60 days' prior written notice thereof and shall have taken all action (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary or reasonably requested by the Collateral Agent to amend such financing statement or continuation statement so that it is not misleading. The Company will not change its place of incorporation, place of business or its chief executive office (if it has more than one place of business) or remove its records from any location, unless it gives the Collateral Agent at least 60 days' prior written notice thereof and has taken such action as is necessary to cause the security interest of the Collateral Agent in the Collateral to continue to be perfected.

               Section 6. The Collateral Agent's Appointment as Attorney-in-
                          --------------------------------------------------
Fact. (a) The Company hereby irrevocably constitutes and appoints the Collateral
----
Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Company and in the name of the Company or in its own name, from time to time in the Collateral Agent's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which the Collateral Agent may deem necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives the Collateral Agent the power and right, but not the duty, on behalf of the Company, without notice to or assent by the Company to do the following:

               (i) to ask, demand, collect, receive and give acquittances and receipts for any and all moneys due and to become due under any Collateral and, in the name of the Company or in its own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Collateral whenever payable and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Collateral whenever payable;

               (ii) to pay or discharge taxes, Liens, security interests or other encumbrances levied or placed on or threatened against the Collateral and to pay any required insurance premiums and related costs and expenses; and

               (iii) (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due, and to become due thereunder, directly to the Collateral Agent or as the Collateral Agent shall direct; (B) to receive payment of and receipt for any and all moneys, claims and other amounts due, and to become due at any time, in respect of or arising out of any Collateral; (C) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts, general intangibles, instruments and other items constituting or relating to the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral;
          (E) to defend any suit, action or proceeding brought against the Company with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Collateral Agent may deem appropriate; and (G) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Collateral Agent's option and the Company's expense, at any time, or from time to time, all acts and things which the Collateral Agent reasonably deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent's Lien therein, in order to effect the intent of this Agreement, all as fully and effectively as the Company might do.

               (b) The Collateral Agent agrees that, except upon the occurrence and during the continuance of any Event of Default or default hereunder, it will forbear from exercising the power of attorney or any rights granted to the Collateral Agent pursuant to this Section 6; provided that the Collateral Agent
                                             --------
shall, at the direction of the Series A Preferred Stockholders' Representative or the Series B Preferred Stockholders' Representative, exercise any such power of attorney or other rights notwithstanding the absence of an Event of Default or default hereunder if such exercise is necessary or desirable for the grant to, or maintenance in favor of, the Collateral Agent of the first priority security interest in the Collateral intended by this Agreement. The Company hereby ratifies, to the extent permitted by law, all that any said attorney shall lawfully do or cause to be done by virtue hereof. The power of attorney granted pursuant to this Section 6, being coupled with an interest, shall be irrevocable until the Secured Obligations are indefeasibly paid in full in cash.

               (c) The powers conferred on the Collateral Agent hereunder are solely to protect the Collateral Agent's interests in the Collateral and shall not impose any duty or obligation upon it to exercise any such powers. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to the Company for any act or failure to act, except for its own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. The Collateral Agent shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured it.

               (d) The Company also authorizes the Collateral Agent, at any time after the earlier of termination of the First Priority Pledge Agreement and indefeasible payment in full in cash of the First Priority Secured Obligations and from time to time thereafter, including, but not limited to, upon the occurrence and during the continuance of an Event of Default, (i) to communicate in its own name with any party to any contract constituting Collateral with regard to the assignment of the right, title and interest of the Company in and under the Contracts constituting Collateral hereunder and other matters relating thereto and (ii) to execute, in connection with the sale or other realization provided for in Section 8 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral. Nothing in this agreement shall be construed to limit the power of the Collateral Agent at any time after the earlier of termination of the First Priority Pledge Agreement and indefeasible payment in full in cash of the First Priority Secured Obligations and from time to time thereafter to communicate with any insurance company or any agent in respect of the QuickBird 2 Insurance or otherwise exercise any rights or powers granted to it under the QuickBird 2 Insurance.

               Section 7. Performance by the Collateral Agent of the Company's
                          ----------------------------------------------------
Obligations. If the Company fails to perform or comply with any of its
-----------
agreements contained herein, and the Collateral Agent shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of the Collateral Agent incurred in connection with such performance or compliance, together with interest thereon at the highest rate then in effect in respect of the Secured Obligations, shall be payable by the Company to the Collateral Agent on demand and shall constitute Secured Obligations secured hereby.

               Section 8. Remedies; Rights Upon an Event of Default; Allocation
                          -----------------------------------------------------
and Payment of Proceeds Distributions; Special Provisions Regarding Return of
-----------------------------------------------------------------------------
Premiums Under QuickBird 2 Insurance. (a) Subject to Section 2(c)(ii), if an
------------------------------------
Event of Default shall occur and be continuing, the Collateral Agent may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC and other applicable law. Without limiting the generality of the foregoing, the Company expressly agrees that in any such event the Collateral Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Company or any other Person (all and each of which demands, advertisements and/or notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker's board or any of the Collateral Agent's offices or elsewhere at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption the Company hereby releases (subject as aforesaid). The Company further agrees on and after the earlier of termination of the First Priority Pledge Agreement and indefeasible payment in full in cash of the First Priority Secured Obligations, at the Collateral Agent's request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at the Company's premises or elsewhere. The Collateral Agent shall apply or hold the net proceeds of any such collection, recovery receipt, appropriation, realization or sale, as provided in Section 8(d) hereof, the Company remaining liable for any deficiency remaining unpaid after such application, and only after so paying over such net proceeds to the holders of Secured Obligations to the extent provided in Section 8(d) and after the payment by the Collateral Agent of any other amount required by any provision of law, including Section 9-504(1)(c) of the UCC, need the Collateral Agent account for the surplus, if any, to the Company. To the maximum extent permitted by applicable law, the Company waives all claims, damages, and demands against the Collateral Agent arising out of any repossession, retention or sale of the Collateral. The Company agrees that the Collateral Agent need not give more than ten days' notice (which notification shall be deemed given when delivered on an overnight basis, postage prepaid, addressed to the Company at its address referred to in Section 12) of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. The Company shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which the Collateral Agent is entitled, the Company also being liable for the fees and disbursements of any attorneys employed by the Collateral Agent to collect such deficiency.

               (b) The Company also agrees to pay all costs of the Collateral Agent, including, without limitation, fees and disbursements of Collateral Agent's attorneys, incurred in connection with the enforcement of any of its rights and remedies under this Agreement.

               (c) The Company hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral.

               (d) Subject to Section 2(c)(i) and clause (f) below, any cash held or received by the Collateral Agent as Collateral and all cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral (including, without limitation, any payment in respect of the QuickBird 2 Insurance) (collectively, "Proceeds Distributions"), shall be applied, distributed or held by the
 ----------------------
Collateral Agent, whether or not there then exists any Default or Event of Default, as follows:

               First, Proceeds Distributions shall be applied to the payment of
               -----
         and reserve for Collateral Agent Expenses;

               Second, Proceeds Distributions shall be reserved for the benefit
               ------
         of the appropriate Secured Party to be applied equally and ratably to the Series A Preferred Stock Obligations and the Series B Preferred Stock Obligations;

               Finally, after reserving an amount sufficient for the payment and
               -------
         reserve in full in cash of all of the Secured Obligations as set forth above in paragraph "First" and "Second" of clause (d) of this Section 8, any remaining Proceeds Distributions ("Excess Proceeds Distributions") shall be distributed by the Collateral Agent to the Company, or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same as a court of competent jurisdiction may direct.

               (e) It is the intent, as a matter of timing and accommodation only, that any Excess Proceeds Distributions shall be distributed to the Company or otherwise in accordance with paragraph "Finally" of clause (d) of Section 8 above substantially concurrently with the setting aside or reserve of Proceeds Distribution sufficient for the payment of the Secured Obligations as provided in paragraphs "First" and "Second" of such clause (d); provided that nothing
                                                       -------- ----
shall diminish the prior and senior interest of the Secured Creditors in the Collateral and the Proceeds Distributions to the extent of the Secured Obligations as contemplated herein. In the event that the Secured Obligations are not or have not been paid in full as contemplated by clause (d) of Section 8 above, notwithstanding the distribution of Proceeds Distributions to the Company, the Company agrees to promptly return or cause the return of such Proceeds Distributions to the Collateral Agent to the extent necessary to so fully provide for the Secured Obligations as contemplated herein.

               (f) Subject to Section 2(c)(i) and the following sentence, in the event that the Collateral Agent receives any Proceeds Distributions that constitute the return of insurance premiums ("Returned Insurance Premiums") under the QuickBird 2 Insurance in accordance with the terms thereof, the Collateral Agent shall hold all Returned Insurance Premiums for a period of 180 days following receipt before distributing such amounts in accordance with clause (d) of this Section 8. In the event that the Company delivers an Officers' Certificate to the Collateral Agent prior to the expiration of such 180 day period which (i) states that such Returned Insurance Premiums shall be used directly for the payment of premiums for QuickBird 2 Insurance complying in all respects with the provisions of Section 4.10(b) of the 13% Notes Indenture and (ii) provides instructions for the payment of such premiums directly to the insurer(s) or their agents, the Collateral Agent shall promptly pay such Returned Insurance Premiums in accordance with such payment instructions.

               Section 9. Limitation on the Collateral Agent's Duty in Respect
                          ----------------------------------------------------
of Collateral. The Collateral Agent shall not have any duty as to any Collateral
-------------
in its possession or control or in the possession or control of any agent or nominee of it or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto, except that the Collateral Agent shall use reasonable care with respect to the Collateral in its possession or under its control. In accordance with Section 9-207 of the UCC, the Collateral Agent shall be deemed to have used reasonable care if it observes substantially the same standard of care with respect to the custody or preservation of the Collateral as it observes with respect to similar assets owned by the Collateral Agent. Without limiting the generality of the foregoing, the Collateral Agent shall not be under any obligation to take any steps to preserve rights in the Collateral against any other parties, to sell the same if it threatens to decline in value, or to exercise any rights represented thereby (including rights with respect to calls, conversions, exchanges, maturities, or tenders); provided, however, that the Collateral Agent may, at its option, do
          --------  -------
so, and any and all reasonable expenses incurred in connection therewith shall be for the account of the Company. Upon written request of the Company, the Collateral Agent shall account for any moneys received by it in respect of any foreclosure on or disposition of the Collateral owned by the Company.

               Section 10. Security Interest Absolute. All rights of the
                           --------------------------
Collateral Agent and security interests hereunder, and all obligations of the Company hereunder, shall be absolute and unconditional irrespective of:

               (i) any lack of validity or enforceability of any provision of this Agreement, or any other agreement, certificate or instrument relating to the Series A Preferred Stock Obligations or the Series B Preferred Stock Obligations;

               (ii) any change in the time, manner or place of payment of, or in any other term of, or any increase in the amount of, all or any of the Secured Obligations, or any other amendment, waiver or modification of any term of, or any consent to any departure from any requirement of, this Agreement or any other agreement, certificate or instrument relating to the Series A Preferred Stock Obligations or the Series B Preferred Stock Obligations;

               (iii) any exchange, release or non-perfection of any security interest or lien on any other collateral, or any release or amendment or waiver of any term of any guaranty of, or security for, or consent to departure from any requirement of any guaranty or other credit support of or for, all or any of the Secured Obligations; or

               (iv) all suretyship defenses and any other circumstance which might otherwise constitute a defense available to, or a discharge of, a borrower, a pledgor or a surety.

               Section 11. Choice of Law and Venue; Jury Trial Waiver. THE
                           ------------------------------------------
VALIDITY OF THIS AGREEMENT, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. WHEREVER POSSIBLE, EACH PROVISION OF THIS AGREEMENT SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF THIS AGREEMENT SHALL BE PROHIBITED BY OR INVALID UNDER APPLICABLE LAW, SUCH PROVISION SHALL BE INEFFECTIVE ONLY TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY AND WITHOUT INVALIDATING THE REMAINING PROVISIONS OF THIS AGREEMENT; THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY O F NEW YORK, STATE OF NEW YORK OR, AT THE SOLE OPTION OF THE COLLATERAL AGENT, IN ANY OTHER COURT IN WHICH COLLATERAL AGENT SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. THE COMPANY AND THE COLLATERAL AGENT WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 11. TO THE EXTENT PERMITTED BY LAW, THE COMPANY AND COLLATERAL AGENT EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS,

TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. THE COMPANY AND COLLATERAL AGENT EACH REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

               Section 12. Notices. All notices or demands by any party hereto
                           -------
to the other party and relating to this Agreement shall be sent by telecopy, promptly confirmed in writing, or nationwide overnight delivery service (with charges prepaid) and (i) if to the Collateral Agent, addressed to such address set forth under the signature block for the Collateral Agent as set forth in this Agreement, or at such other address as the Collateral Agent shall have specified to the Company in writing and (ii) if to the Company, addressed to it at 1900 Pike Road, Longmont, Colorado, 80501, Telecopier No: 303-682-3848, or at such other address as the Company shall have specified to the Collateral Agent in writing; provided, however, that any such communication to the Company may also, at the option of the Secured Party making the communication, be delivered by any other means either to the Company at its address specified above or to the Chairman of the Board, Chief Executive Officer, Chief Operating Officer, President, Chief Financial Officer or Secretary of the Company.

               Section 13. Amendments and Waivers in Writing.
                           ---------------------------------

               (a) No amendment or waiver of any provision of this Agreement nor consent to any departure by the Company therefrom shall in any event be effective unless the same shall be in writing, and signed by the Collateral Agent and the Company, and then any such waiver or consent shall only be effective in the specific instance and for the specific purpose for which given.

               (b) As provided in Section 5(f) of this Agreement, the Company shall not permit any amendment, modification or termination of the QuickBird 2 Insurance without the written consent of the Collateral Agent. The Collateral Agent shall consent to any proposed amendment or modification to the QuickBird 2 Insurance that constitutes a Permitted Insurance Modification no later than ten days after delivery to the Collateral Agent of an Officers' Certificate (i) stating that such amendment or modification constitutes a Permitted Insurance Modification and (ii) stating that such amendment or modification will not, directly or indirectly, have a material adverse effect on the value of the Collateral, the rights and benefits of the Company or the Collateral Agent under the QuickBird 2 Insurance, the Lien of the Collateral Agent on the Collateral or the rights and benefits of the Collateral Agent hereunder. The Company will concurrently deliver a copy of such Officer's Certificate to the Series A Preferred Stockholders' Representative and the Series B Preferred Stockholders' Representative.

               Section 14. No Waiver; Remedies.
                           -------------------

               (a) No failure on the part of the Collateral Agent or any Secured Party to exercise, and no delay in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative, may be exercised singly or concurrently, and are not exclusive of any remedies provided by law or any other agreement.

               (b) Failure by the Collateral Agent or any other Secured Party at any time or times hereafter to require strict performance by the Company or any other Person of any of the provisions, warranties, terms or conditions contained in this Agreement, any agreement, certificate or instrument relating to the Series A Preferred Stock Obligations or the Series B Preferred Stock Obligations or any other agreements now or at any time or times hereafter executed by the Company or any such other Person and delivered to the Collateral Agent or any other Secured Party shall not waive, affect or diminish any right of the Collateral Agent or any other Secured Party at any time or times hereafter to demand strict performance thereof, and such right shall not be deemed to have been modified or waived by any course of conduct or knowledge of the Collateral Agent or any other Secured Party, or any agent, officer or employee of such Secured Party.

               Section 15. Counterparts; Facsimile Execution. This Agreement may
                           ---------------------------------
be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by facsimile shall be equally as effective as delivery of a manually executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by facsimile also shall deliver a manually executed counterpart of this Agreement but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

               Section 16. Successors and Assigns. This Agreement and all
                           ----------------------
obligations of the Company hereunder shall be binding upon the legal representatives, successors and assigns of the Company, and shall, together with the rights and remedies of the Collateral Agent hereunder, inure to the benefit of the Collateral Agent for the benefit of the Secured Parties, and their respective successors and assigns, including any subsequent holder of any Secured Obligations; provided, however, that the Company may not assign this
                     --------  -------
Agreement or any rights or duties hereunder without the Collateral Agent's prior written consent. The First Priority Pledge Collateral Agent shall be an express third party beneficiary of Section 2(b), Section 2(c) and this Section 16.

               Section 17. Compensation; Indemnification. The Company shall pay
                           -----------------------------
to the Collateral Agent the following compensation: (i) $3,500, as an acceptance fee, payable upon execution hereof and (ii) $5,000 as an annual fee, first payable upon execution of this Agreement, then on each anniversary thereof. The reasonable compensation of the Collateral Agent shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Collateral Agent upon request for all reasonable out-of-pocket expenses and advances incurred or made by the Collateral Agent. Without limiting the generality of the foregoing, the Company shall pay, indemnify, hold harmless and defend the Collateral Agent, the Series A Preferred Stockholders, the Series B Preferred Stockholders, the Series A Preferred Stockholders' Representative, the Series B Preferred Stockholders' Representative and their respective directors, officers, agents and employees for, from and against any and all claims, actions, costs, damages, obligations, liabilities and expenses, including reasonable fees and disbursements of counsel and other advisors and consultants (including any insurance advisors retained to review the QuickBird 2 Insurance, whether prior or subsequent to an Event of Default) retained by them, arising from this Agreement and the Collateral Agent's acceptance of, or performance under, this Agreement.

                  Section 18. Effectiveness. Except as provided in the following
                              -------------
sentence, this Agreement shall be binding and deemed effective when executed by the Company and the Collateral Agent.

                  Section 19. Severability of Provisions. Each provision of this
                              --------------------------
Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

                  Section 20. Integration. This Agreement reflects the entire
                              -----------
understanding of the parties with respect to the subject matter of the security interest contemplated hereby for the benefit of the Secured Parties and this Agreement shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

                  Section 21. Construction. Unless the context of this Agreement
                              ------------
clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, and the term "including" is not limiting. The words "hereof," "herein," "hereby," "hereunder," and other similar terms refer to this Agreement as a whole and not to any particular provision of this Agreement.

                  Section 22.  Section Titles. The Section titles contained in
                               --------------
this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

                  Section 23. Exculpation. No Person in or connected to the
                              -----------
Secured Parties shall have any obligation or liability whatsoever under any governing agreement relating to any of the Collateral, or for the obligations of the Company, by reason of or arising out of this Agreement, nor shall any Person in or connected to the Secured Parties be required or obligated in any manner to perform or fulfill any of the obligations of the Company in connection with the Collateral.

                  Section 24. Termination. This Agreement insofar as it relates
                              -----------
to the Company and the security interest created and continued hereby by the Company shall terminate on the Termination Date, at which time, at the request of the Company and at the Company's cost and expense, to be paid in advance on or prior to the Termination Date, the Collateral Agent shall execute and deliver to the Company all UCC termination statements and similar documents and take such further action that the Company shall reasonably request to evidence or more fully effect such termination; provided, however, that the provisions of
                                    --------  -------
Section 17 and any other requirement for reimbursement of expenses and indemnification with respect to events occurring on or before the Termination Date shall continue in full force and effect following such Termination Date and the occurrence of the Termination Date shall not discharge or novate any rights accruing to the Collateral Agent or any other Secured Party prior thereto.

                 [Remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, the Company and the Collateral Agent have duly executed and delivered this Agreement on the date first above written.

                                             EARTHWATCH INCORPORATED,
                                              a Delaware corporation


                                                /s/ Henry E. Dubois
                                             By_________________________________
                                                Name:
                                                Title: Chief Operating Officer
                                                   and Chief Financial Officer

                                             THE BANK OF NEW YORK, as
                                             Collateral Agent

                                                /s/ Van K. Brown
                                             By_________________________________
                                                Name:  Van K. Brown
                                                Title: Vice President

                                             Address for notice:
                                             101 Barclay Street, Floor 21 West
                                             New York, New York 10286
                                             Telecopier No: (212) 815-5915
                                             Attention: Corporate Trust Trustee
                                             Administration

                                  SCHEDULE I

                  LOCATION OF RECORDS AND CERTAIN COLLATERAL

Tax Identification Number: 31-1420852

Place of
Business* and
Location of Records

EarthWatch Incorporated
1900 Pike Road
Longmont, CO 80501

         The records in respect of the Collateral will be maintained in the safe within the Accounting Department at the above location.



__________________________________
* Indicates chief executive officer if there is more than one place of business.

                                  SCHEDULE II

Amendments or modifications to the following definitions in the "Definitions" section of the QuickBird 2 Insurance shall be Permitted Insurance Modifications.

Defined Term
------------

Intentional Ignition
Launch Services Agreement
Launch Services Contractor
Launch Vehicle
Satellite
Satellite Performance Specifications
Terminated Ignition
Underwriting Information
Partial Loss
Partial Loss Amount
Partial Loss Fraction
Projected Commercial Value
Achieved Commercial Value
Design Commercial Value
Design Lifetime
Remaining Lifetime
Bus Throughput
Instrument Output
Normalized Size

                                   EXHIBIT C

                                ACKNOWLEDGEMENT



[Name and address of insurance company(ies)]

Attention: [_______________]

                            EarthWatch Incorporated

                  Reference is made to the "EarthWatch, Incorporated - QuickBird Launch and In-Orbit Operations Insurance Policy" (Policy No. ____________) in respect of the QuickBird 2 Satellite (the "QuickBird 2 Insurance") issued by you in favor of EarthWatch Incorporated (the "Company").

                  We hereby give you notice that all of the Company's right, title and interest in and to the QuickBird 2 Insurance, and all proceeds relating thereto, have been assigned and pledged (such assignment and pledge, the "Junior Collateral Pledge and Security") in favor of The Bank of New York, as collateral agent (the "Junior Collateral Agent") for the holders of the Company's Series A Preferred Stock and Series B Preferred Stock.

                  The Junior Collateral Pledge and Security is junior to the assignment and pledge (such assignment and pledge, the ("Senior Collateral Pledge and Security") of the Company's right, title and interest in and to the QuickBird 2 Insurance in favor of The Bank of New York, as collateral agent (the "Senior Collateral Agent") for the holders of the Company's 13% Senior Discount Notes due 2007 and the holder of the Vendor Financing (as defined therein).

                  On and after the date you receive notice from the Senior Collateral Agent that the Senior Collateral Pledge and Security has terminated then, unless and until you have received written notification from the Junior Collateral Agent instructing you that the Junior Collateral Pledge and Security has terminated, you agree that you shall pay all amounts payable by you under or in respect of the QuickBird 2 Insurance to the Junior Collateral Agent, by deposit to such account as the Junior Collateral Account notifies you in writing.

                  Please indicate your acknowledgement and agreement to the above by signing where indicated below and returning this signed letter to [______________].

Very Truly Yours,                                    Very Truly Yours,
THE BANK OF NEW YORK                                 EARTHWATCH INCORPORATED
as Junior Collateral Agent



_________________________                            _________________________
Name:                                                 Name:
Title:                                                Title:

ACKNOWLEDGEMENT

We hereby acknowledge and agree to the above:

[Insurance company(ies)]



---------------------------
Name: Title: